GUIDE TO CONTENTS

                                                           Page

Contract Summary..............................................2

General Provisions............................................4
  Definitions; Contract Modifications;
  Change of Annuity Date;
  Ownership and Control;
  Currency; Misstatement of Age;
  Incontestability;
  Proof of Survival or Death; Assignment;
  Asset Charges; Changes by Prudential;
  Voting Rights; Participation

Variable Accumulation Provisions .............................6
  Purchase Payments; Crediting
  of Subaccount Units; Subaccount Unit Value;
  Annual Maintenance Charge;
  Withdrawals;
  Withdrawal Charges; Transfers;
  Changing the Number of Subaccount
  Units Credited; Substitution of Shares;
  Effect of Loss of Tax-Qualified
  Status or Failure to Qualify

Death of Annuitant ...........................................9
Payout Provisions............................................10
  Choosing an Option; Conditions:
  When No Option Chosen;
  Options Described; Residue
  Described; Right of Withdrawal; Annuitization
  Charge; Tabular Monthly Annuity;
  Amount of Fixed-Dollar Annuity;
  Determination of Amount of Variable Annuity;
  Subaccount Annuity Unit Value;
  Transfers During the Annuity Period; Conversion of
  Variable Annuity to Fixed-Dollar Annuity During the
  Annuity Period

Annuity Settlement Tables ...................................14
Beneficiary..................................................16
Settlement Provisions for the Beneficiary....................16

Page 17

Variable Annuity Contract with Flexible Purchase Payment - Monthly annuity payments starting on Annuity Date. Payment as stated upon death before Annuity Date. Purchase payments payable during Annuitant's lifetime until Annuity Date.

QVIP-84 (N.Y.)